UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
 of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 25, 2022

Ventas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-10989	61-1055020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

353 N. Clark Street, Suite 3300 Chicago, Illinois 60654
(Address of principal executive offices, including zip code)

(877) 483-6827

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.25 par value	VTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 25, 2022, the Board of Directors (the “Board”) of Ventas, Inc. (the “Company”) amended and restated the Company’s Fifth Amended and Restated By-Laws (as so amended and restated, the “By-Laws”), effective immediately, to, among other things:

(a) eliminate the supermajority voting requirement for approval by stockholders of amendments to the By-Laws and replace it with a majority of outstanding shares threshold; and

(b) update the advance notice provision for stockholder nominations and proposals and other By-Law provisions, including to address the adoption by the Securities and Exchange Commission of “universal proxy” rules and related requirements.

The foregoing description of the amendments to the By-Laws (the “By-Law Amendments”) does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws, as so amended and restated, a copy of which is attached as Exhibit 3.1 and incorporated by reference herein.

Item 8.01 Other Events.

In addition to the By-Law Amendments, on May 25, 2022, the Board also approved other governance changes on the recommendation of the Nominating, Governance and Corporate Responsibility Committee (formerly named the Nominating and Corporate Governance Committee). Those changes include, among other things, the following, each of which are effective immediately:

(1) revisions to the Company’s Guidelines on Governance to clarify and more clearly articulate the responsibilities of the Company’s Lead Independent Director (which position was also previously referred to as the Presiding Director);

(2) the renaming of the Nominating and Corporate Governance Committee to the Nominating, Governance and Corporate Responsibility Committee and the expansion of the Nominating, Governance and Corporate Responsibility Committee’s responsibilities to include supporting the Board’s longstanding oversight and monitoring of the Company’s diversity, equity and inclusion (“DEI”) and environmental, social and governance (“ESG”) strategies, goals and initiatives in order to continue to advance the Company’s leadership in these critical areas;

(3) the expansion of the Compensation Committee’s oversight responsibilities to include review and oversight of director and executive stock ownership guidelines, which had previously been overseen by the Nominating, Governance and Corporate Responsibility Committee;

(4) consistent with the Board’s practice of regular review of Board committee assignments and ongoing committee refreshment, changes to the composition of the Board’s committees; and

(5) the elimination of the Executive Committee of the Board. By way of background, the Executive Committee was originally established to act on behalf of the Board during an emergency if the Board was unable to convene quickly, which is a “backstop” mechanism that has historically been in place at many companies. Given the demonstrated commitment of the members of the Board to make themselves available for Board discussions, including when extended notice is not able to be provided, as further evidenced by the fact that the Executive Committee has never needed to meet, and the increased ease with which the Board is able to convene electronically, the Board has concluded that an Executive Committee is no longer needed.

In accordance with the Company’s practice, the By-laws, Guidelines on Governance, Board committee charters and Board committee composition are publicly available on the Company’s website.

Pursuant to the By-Laws, in order for any non-proxy access stockholder nomination or non-Rule 14a-8 proposal to be properly brought before our 2023 annual meeting of stockholders (the “2023 Annual Meeting”) pursuant to Section 2.2(A) of the By-Laws, our Corporate Secretary must receive any such nomination or proposal at the address set forth in our most recent proxy statement no earlier than November 28, 2022 and no later than December 28, 2022, subject to adjustment as set forth in the By-Laws. The basic deadlines for stockholders wishing to submit a proposal for inclusion in our proxy materials for the 2023 Annual Meeting pursuant to Rule 14a-8 or submit stockholder nomination of directors pursuant to the proxy access provisions in the By-Laws are as set forth in the Company’s proxy statement for the 2022 annual meeting, subject to the provisions of Rule 14a-8 and the By-Laws, as applicable.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	By-Laws of Ventas, Inc. (as of May 25, 2022)

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VENTAS, INC.

By	/s/ Carey S. Roberts
Carey S. Roberts
Executive Vice President, General Counsel and Ethics and Compliance Officer

Date: June 1, 2022